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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ELCOM TECHNOLOGIES CORPORATION
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            (Exact name of registrant as specified in its charter)


       Pennsylvania                                    23-2736299
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(State of incorporation                               (I.R.S. Employer
  or organization)                                     Identification No.)

       78 Great Valley Parkway, Malvern, Pennsylvania         19355
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     (address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class           Name of each exchange on which
to be so registered           each class is to be registered

_______________________  ____________________________________

_______________________  ____________________________________

_______________________  ____________________________________

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to registered pursuant to Section 12(g) of the Act:

                    Common Stock, no par value per share
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                         (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, filed on October 17, 1996, is incorporated herein by reference, including specifically the "Description of Securities" contained in the Prospectus.

Item 2.   Exhibits.
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          1.  Specimen stock certificate

          2.1  Articles of Incorporation, as amended

          2.2  Bylaws


                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

               (Registrant)         ELCOM TECHNOLOGIES CORPORATION

                                    Date: OCTOBER 16, 1996
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                                    By: /s/ Louis J. Petriello
                                       ---------------------------
                                         Louis J. Petriello
                                         Chief Operating Officer